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EXHIBIT 23.1

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

March 16, 2005

                         CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated September 5, 2004 and the audited financial statements for Time Lending California, Inc. for the fiscal years ended June 30, 2004 and 2003.

/s/ MICHAEL JOHNSON & CO. LLC

Michael B. Johnson, CPA
Denver, Colorado